UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest even reported):  November 21, 2007

Maxus Realty Trust, Inc.
(Exact name of registrant as specified on its charter)

MISSOURI	000-13457	48-1339136
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

104 Armour Road
North Kansas City, Missouri 64116
(Address of principal executive offices) (Zip Code)

(816) 303-4500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to rule 13e-4(c) under the Exchange Act (17 CFR 240.14e-r(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 21, 2007, Maxus Realty Trust, Inc. (the “Company”) received notice from the Nasdaq Stock Market that the Company did not comply for the quarter ended September 30, 2007, with the $10 million minimum stockholders’ equity requirement established by Nasdaq Marketplace Rule 4450(a)(3) for continued inclusion on the Nasdaq Global Market.  Nasdaq’s notice gave the Company until December 6, 2007, to provide Nasdaq with a plan to achieve and sustain compliance with the Nasdaq Global Market listing requirements for minimum stockholders’ equity, and to indicate a time frame to resolve the listing deficiency.  The Company intends to respond to the notice by applying to transfer its listing to the Nasdaq Capital Market.  The Company believes that it meets, and will continue to meet, the criteria for listing on the Nasdaq Capital Market.

Item 7.01. Regulation FD.

 On November 28, 2007, the Company issued a news release related to a notice it received from the Nasdaq Stock Market regarding a listing deficiency relating to the Company’s listing on the Nasdaq Global Market. A copy of the news release is furnished herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.	Press Release of Maxus Realty Trust, Inc. dated November 28, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXUS REALTY TRUST, INC.

Date: November 28, 2007	By:	/s/ John W. Alvey
John W. Alvey, Treasurer
and Principal Financial Officer